Artisan Partners Asset Management Inc. Reports 2Q13 Results
Milwaukee, WI – July 24, 2013 – Artisan Partners Asset Management Inc. (NYSE: APAM) (the "Company" or "Artisan Partners") today reported its results for the quarter ended June 30, 2013, and net income and earnings per share for the period from March 12, 2013 (the closing date of its initial public offering) through June 30, 2013.

"Since the founding of our firm, our approach to the management of our business has consistently centered on our investment talent, strong long-term investment results, asset diversification and financial discipline. We believe that if we remain focused on those primary guideposts over long periods positive results should follow," Eric Colson, President and CEO, noted.

Business Update

Mr. Colson went on to say, "As of June 30, 2013, 10 of our 12 investment strategies (excluding our 13th strategy which we launched late in the quarter) added value relative to their broad performance benchmarks over the trailing 5-year and 10-year periods and since each strategy's inception. In addition, more than 90% of our assets under management were in strategies outperforming the respective benchmarks over the trailing 3, 5, and 10-year periods and since each strategy's inception.

"Our business development efforts continued to be well diversified by investment team, strategy and distribution channel. A highlight of the second quarter was the continued success of our global distribution efforts. Artisan Partners Global Funds, our family of five UCITS funds, which we launched at the end of 2010, grew past the $1 billion mark. We think this reflects very solid early interest in our business model and investment capabilities by investors outside the U.S. In particular, we are optimistic about our growth potential in the EMEA region.

"From a financial standpoint, our primary metrics remained in line with our long-term expectations for our business. In a traditionally slow quarter for market flows, we were pleased with our organic growth. We have continued to generate strong cash flows and recently declared our first dividend. Our highly variable cost structure has continued to support our above average operating margin. As previously stated, we plan to distribute the majority of our annual earnings to our shareholders through the combination of a consistent quarterly dividend and a special annual dividend.

"Recently our board of directors approved our first equity grant to employees as a public company. We believe our long-term success requires a commitment to investment talent. And we believe that high quality investment talent operates most successfully in an environment that nurtures an investment culture, where there is an ability to invest autonomously according to a long held philosophy and where the interests of our employees, particularly our investment professionals, are properly aligned with the interests of our clients and shareholders. Our long-standing equity ownership philosophy is a key part of that interest alignment. We expect to reward value creation within our organization through annual equity grants, the amount of which will be influenced by our results. The size of this year's grant reflects the strong growth of our business and value creation for our clients and shareholders, as well as a transition from our practices of prior years as a private company."

Second Quarter 2013 Highlights

•	Assets under management ("AUM") of $85.8 billion at June 30, 2013

•	Net client cash inflows of $1.4 billion

•	GAAP Operating income of $48.3 million and operating margin of 29.8%

•	GAAP Net income of $5.7 million or $0.38 per basic and diluted share

•	Adjusted[1] operating income of $72.2 million and adjusted[1] operating margin of 44.6%

•	Adjusted[1] net income of $44.5 million or $0.64 per adjusted[1] share

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1 Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibit 2.

The table below presents AUM and a comparison of certain GAAP and non-GAAP ("adjusted") financial measures.

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2013	2013	2012	2013	2012
	(unaudited, in millions except per share amounts or as otherwise noted)
Assets Under Management (amounts in billions)
Ending	$85.8	$83.2	$64.1	$85.8	$64.1
Average	85.3	79.2	63.6	82.3	63.3

Consolidated Financial Results (GAAP)
Revenues	$162.0	$148.2	$120.8	$310.2	$240.5
Operating income (loss)	48.3	(421.3)	41.4	(373.0)	45.9
Operating margin	29.8%	(284.3)%	34.3%	(120.2)%	19.1%
Net income attributable to Artisan Partners Asset Management Inc.[1]	5.7	3.0	—	8.7	—
Basic and diluted earnings per share[2]	0.38	0.19	N/A	$0.57	N/A

Adjusted[3] Financial Results
Adjusted operating income	$72.2	$54.9	$50.3	$127.1	$97.7
Adjusted operating margin	44.6%	37.0%	41.6%	41.0%	40.6%
Adjusted EBITDA[4]	$73.0	$55.6	$51.1	$128.6	$98.7
Adjusted net income	44.5	33.2	30.8	77.7	59.3
Adjusted earnings per adjusted share[2]	0.64	0.47	N/A	1.11	N/A

______________________________________
1 The Company became the general partner of Artisan Partners Holdings on March 12, 2013. Prior to that time none of the net income of Artisan Partners Holdings was allocated to the Company.
2 Per share measures for the three months ended March 31, 2013 and the six months ended June 30, 2013 are based on the number of weighted average shares of Class A common stock and convertible preferred stock outstanding for the period from March 12, 2013 (the closing date of the initial public offering) through March 31, 2013 and June 30, 2013, respectively.
3 Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibit 2.
4 EBITDA represents earnings before interest, tax, depreciation and amortization expense.

Assets Under Management Increased to $85.8 billion
Our AUM increased to $85.8 billion at June 30, 2013, an increase of $2.6 billion, or 3.1%, compared to $83.2 billion at March 31, 2013 as a result of $1.4 billion in net client cash inflows and $1.2 billion of market appreciation. Compared to June 30, 2012, AUM increased $21.7 billion, or 33.9%, due to $15.1 billion in market appreciation and $6.6 billion of net client cash inflows.
Average AUM for the second quarter of 2013 was $85.3 billion, an increase of 7.8% compared to average AUM for the first quarter of 2013 of $79.2 billion and a 34.1% increase from the average of $63.6 billion for the second quarter of 2012.
Second Quarter of 2013 Compared to First Quarter of 2013
Net income was $5.7 million, or $0.38 per diluted share, in the second quarter of 2013 compared to net income of $3.0 million, or $0.19 per diluted share, in the first quarter of 2013. The first quarter of 2013 reflects earnings from March 12, 2013 (the closing date of the initial public offering) through March 31, 2013. Adjusted net income was $44.5 million, or $0.64 per adjusted share, in the second quarter of 2013 compared to adjusted net income of $33.2 million, or $0.47 per adjusted share, in the first quarter of 2013. Included in compensation and benefits expense in the second quarter of 2013 was $2.2 million of severance and cash retention expenses compared to $9.3 million in the first quarter of 2013.

•
Revenues of $162.0 million in the second quarter of 2013 increased 9.3% from $148.2 million in the first quarter of 2013 primarily due to higher average AUM as a result of net client cash inflows and market appreciation.

•
Operating expenses of $113.7 million in the second quarter of 2013 decreased 80.0% from $569.5 million in the first quarter of 2013 driven primarily by the decrease in share-based and other pre-offering related compensation expenses that were recognized mainly as a result of our initial public offering in the first quarter of 2013. Included in compensation and benefits expense for the second quarter of 2013 was $2.2 million of severance and cash retention expenses compared to $9.3 million in the first quarter of 2013.

•
Operating margin was 29.8% for the second quarter of 2013 compared to (284.3)% for the first quarter of 2013. The increase was primarily due to the decrease in share-based and other pre-offering related compensation expenses that were recognized mainly as a result of our initial public offering in the first quarter of 2013.

•
Adjusted operating margin was 44.6% for the second quarter of 2013 compared to 37.0% for the first quarter of 2013. Severance and cash retention expenses during the second quarter of 2013 decreased by $7.1 million which contributed 492 basis points to adjusted operating margin when compared to the first quarter of 2013.

Second Quarter of 2013 Compared to Second Quarter of 2012
Net income was $5.7 million, or $0.38 per diluted share, in the second quarter of 2013. Adjusted net income was $44.5 million, or $0.64 per adjusted share, in the second quarter of 2013 compared to adjusted net income of $30.8 million in the second quarter of 2012.

•
Revenues of $162.0 million in the second quarter of 2013 increased 34.1% from $120.8 million in the second quarter of 2012 primarily due to higher average AUM as a result of market appreciation and net client cash inflows.

•
Operating expenses of $113.7 million in the second quarter of 2013 increased 43.2% from $79.4 million in the second quarter of 2012 driven primarily by an increase in share-based and other pre-offering related compensation expense. Included in compensation and benefits expense for the second quarter of 2013 was $2.2 million of severance and cash retention expenses compared to $1.6 million in the second quarter of 2012.

•
Operating margin was 29.8% for the second quarter of 2013 compared to 34.3% for the second quarter of 2012. The decline was primarily due to an increase in share-based pre-offering related compensation expense.

•	Adjusted operating margin was 44.6% for the second quarter of 2013 compared to 41.6% for the second quarter of 2012.

Six Months Ended June 30, 2013 Compared to Six Months Ended June 30, 2012
Net income was $8.7 million, or $0.57 per diluted share, for the six months ended June 30, 2013. Adjusted net income was $77.7 million, or $1.11 per adjusted share, for the six months ended June 30, 2013 compared to adjusted net income of $59.3 million for the six months ended June 30, 2012.

•
Revenues of $310.2 million for the six months ended June 30, 2013 increased 29.0% from $240.5 million for the six months ended June 30, 2012 primarily due to higher average AUM as a result of market appreciation and net client cash inflows.

•
Operating expenses of $683.2 million for the six months ended June 30, 2013 increased 251.1% from $194.6 million for the six months ended June 30, 2012 driven primarily by an increase in share-based and other pre-offering related compensation expenses that were incurred mainly as a result of our initial public offering in the first quarter of 2013. Included in compensation and benefits expense for the six months ended June 30, 2013 was $11.5 million of severance and cash retention expenses compared to $4.2 million for the six months ended June 30, 2012.

•
Operating margin was (120.2)% for the six months ended June 30, 2013 compared to 19.1% for the six months ended June 30, 2012. The decline was primarily due to an increase in share-based and other pre-offering related compensation expenses that were incurred mainly as a result of our initial public offering in the first quarter of 2013.

•
Adjusted operating margin was 41.0% for the six months ended June 30, 2013 compared to 40.6% for the six months ended June 30, 2012. The increase in adjusted operating margin was the result of significantly higher revenues offset by an increase in severance and cash retention expenses during the six months ended June 30, 2013.

Capital Management
Cash and cash equivalents were $257.4 million at June 30, 2013, compared to $141.2 million at December 31, 2012. The Company had total borrowings of $200.0 million at June 30, 2013 and $290.0 million at December 31, 2012. In March 2013, the Company received net proceeds from its initial public offering of $353.4 million.  In connection with the initial public offering, the Company used a portion of the proceeds to distribute $105.3 million of pre-IPO retained profits to its partners, repaid $90.0 million of the outstanding principal amount of loans under its revolving credit agreement, and purchased approximately 2.7 million Class A units from certain investors for approximately $76.3 million.  Also in connection with the initial public offering, the Company used cash on hand to make cash incentive payments aggregating $56.8 million to certain of its portfolio managers. The Company's debt leverage ratio, calculated in accordance with its loan agreements, was 0.8X at June 30, 2013.
As a result of the Company's IPO-related reorganization, total stockholders' equity was $62.2 million at June 30, 2013, compared to a deficit of $672.7 million at December 31, 2012. The Company had 12.7 million shares of Class A common stock outstanding and 2.6 million shares of convertible preferred shares outstanding at June 30, 2013.
On July 17, 2013, the Company's Board of Directors declared a quarterly dividend of $0.43 per share payable on August 26, 2013 to Class A shareholders of record as of the close of business on August 12, 2013. The dividend marks the first quarterly dividend since Artisan Partners Asset Management Inc.'s initial public offering in March 2013.

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CONFERENCE CALL
The Company will host a conference call on July 24, 2013, at 5:00 p.m. (Eastern Time) to discuss these results. Hosting the call will be Eric Colson, Chief Executive Officer, and C.J. Daley, Chief Financial Officer. The call will be webcast and can be accessed via the investor relations section of artisanpartners.com. Listeners may also access the call by dialing 866.652.5200 or 412.317.6060 for international callers; the conference ID is 10030262. A replay of the call will be available until July 31, 2013, by dialing 877.344.7529 or 412.317.0088 for international callers; the replay conference ID is 10030262. In addition, the webcast will be available on the Company's website.
FORWARD-LOOKING STATEMENTS AND OTHER DISCLOSURES
Certain statements in this release, and other written or oral statements made by or on behalf of the Company, are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are only predictions based on current expectations and projections about future events. These forward-looking statements are subject to a number of risks and uncertainties, and there are important factors that could cause actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Among the important factors that could cause actual results, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements are: fluctuations in quarterly and annual results, incurrence of net losses, adverse effects of management focusing on implementation of a growth strategy, failure to develop and maintain the Artisan Partners brand and other factors disclosed in the Company's filings with the Securities and Exchange Commission, including those factors listed under the caption entitled “Risk Factors" in the Company's registration statement on Form S-1 (File No. 333-184686). The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.
Any discrepancies included in this release between totals and the sums of the amounts listed are due to rounding.
ABOUT ARTISAN PARTNERS
Artisan Partners is an independent investment management firm focused on providing high value-added, active investment strategies to sophisticated clients globally. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners has five autonomous investment teams that oversee thirteen distinct U.S., non-U.S. and global investment strategies. Each strategy is offered through multiple investment vehicles to accommodate a broad range of client mandates. The firm's principal offices are located in Milwaukee, San Francisco, Atlanta, New York and London.

Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com

Press Inquiries
Bob Batchelor
866.642.1770
pr@artisanpartners.com

Exhibit 1

Artisan Partners Asset Management Inc.
Consolidated Statements of Operations
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2013	2013	2012	2013	2012
Revenues
Management fees
Artisan Funds & Artisan Global Funds	$109.7	$99.5	$80.8	$209.2	$160.3
Separate accounts	52.3	48.7	40.0	101.0	79.9
Performance fees	—	—	—	—	0.3
Total revenues	162.0	148.2	120.8	310.2	240.5

Operating expenses
Compensation and benefits	69.2	72.7	53.6	141.9	109.3
Pre-offering related compensation - share-based awards	23.9	333.2	(4.9)	357.1	29.9
Pre-offering related compensation - other	—	143.0	13.8	143.0	21.9
Total compensation and benefits	93.1	548.9	62.5	642.0	161.1
Distribution and marketing	8.8	8.2	7.1	17.0	14.2
Occupancy	2.6	2.6	2.2	5.2	4.5
Communication and technology	3.6	3.3	3.5	6.9	6.4
General and administrative	5.6	6.5	4.1	12.1	8.4
Total operating expenses	113.7	569.5	79.4	683.2	194.6
Operating income (loss)	48.3	(421.3)	41.4	(373.0)	45.9
Interest expense	(2.9)	(3.2)	(2.5)	(6.1)	(5.2)
Net gain on the valuation of contingent value rights	8.6	24.8	—	33.4	—
Net gain (loss) of consolidated investment products	(1.2)	4.8	(1.0)	3.6	1.5
Other non-operating income (loss)	—	—	0.2	—	(0.1)
Total non-operating income (loss)	4.5	26.4	(3.3)	30.9	(3.8)
Income (loss) before income taxes	52.8	(394.9)	38.1	(342.1)	42.1
Provision for income taxes	5.9	4.4	0.3	10.3	0.6
Net income (loss) before noncontrolling interests	46.9	(399.3)	37.8	(352.4)	41.5
Less: Net income (loss) attributable to noncontrolling interests - Artisan Partners Holdings LP	42.4	(407.1)	38.8	(364.7)	40.0
Less: Net income (loss) attributable to noncontrolling interests - consolidated investment products	(1.2)	4.8	(1.0)	3.6	1.5
Net income attributable to Artisan Partners Asset Management Inc.	$5.7	$3.0	$—	$8.7	$—

Basic and diluted earnings per share - Class A common shares	$0.38	$0.19	N/A	$0.57	N/A

Average shares outstanding
Class A common shares	12.7	12.7	N/A	12.7	N/A
Convertible preferred shares	2.6	2.6	N/A	2.6	N/A
Total average shares outstanding	15.3	15.3	N/A	15.3	N/A

Exhibit 2

Artisan Partners Asset Management Inc.
Reconciliation of GAAP to Non-GAAP (“Adjusted”) Measures
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2013	2013	2012	2013	2012
Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$5.7	$3.0	$—	$8.7	$—
Add back: Net income (loss) attributable to noncontrolling interests - Artisan Partners Holdings LP	42.4	(407.1)	38.8	(364.7)	40.0
Add back: Provision for income taxes	5.9	4.4	0.3	10.3	0.6
Add back: Pre-offering related compensation - share-based awards	23.9	333.2	(4.9)	357.1	29.9
Add back: Pre-offering related compensation - other	—	143.0	13.8	143.0	21.9
Less: Net gain on the valuation of contingent value rights	8.6	24.8	—	33.4	—
Less: Adjusted provision for income taxes	24.8	18.5	17.2	43.3	33.1
Adjusted net income (Non-GAAP)	$44.5	$33.2	$30.8	$77.7	$59.3

Average shares outstanding
Class A common shares	12.7	12.7	—	12.7	—
Assumed conversion or exchange of:
Convertible preferred shares outstanding	2.6	2.6	—	2.6	—
Artisan Partners Holdings LP units outstanding (non-controlling interest)	54.7	54.7	—	54.7	—
Adjusted shares	70.0	70.0	N/A	70.0	N/A

Adjusted net income per adjusted share (Non-GAAP)	$0.64	$0.47	N/A	$1.11	N/A

Operating income (loss) (GAAP)	$48.3	$(421.3)	$41.4	$(373.0)	$45.9
Add back: Pre-offering related compensation - share-based awards	23.9	333.2	(4.9)	357.1	29.9
Add back: Pre-offering related compensation - other	—	143.0	13.8	143.0	21.9
Adjusted operating income (Non-GAAP)	$72.2	$54.9	$50.3	$127.1	$97.7

Adjusted operating margin (Non-GAAP)	44.6%	37.0%	41.6%	41.0%	40.6%

Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$5.7	$3.0	$—	$8.7	$—
Add back: Net income (loss) attributable to noncontrolling interests - Artisan Partners Holdings LP	42.4	(407.1)	38.8	(364.7)	40.0
Add back: Pre-offering related compensation - share-based awards	23.9	333.2	(4.9)	357.1	29.9
Add back: Pre-offering related compensation - other	—	143.0	13.8	143.0	21.9
Less: Net gain on the valuation of contingent value rights	8.6	24.8	—	33.4	—
Add back: Interest expense	2.9	3.2	2.5	6.1	5.2
Add back: Provision for income taxes	5.9	4.4	0.3	10.3	0.6
Add back: Depreciation and amortization	0.8	0.7	0.6	1.5	1.1
Adjusted EBITDA (Non-GAAP)	$73.0	$55.6	$51.1	$128.6	$98.7

The Company's management uses non-GAAP measures (referred to as "adjusted") of net income and operating income to evaluate the profitability and efficiency of the underlying operations of the business and as a factor when considering net income available for distributions and dividends. These adjusted measures remove the impact of (1) pre-offering related compensation (as described below), (2) the net gain (loss) on the valuation of contingent value rights, and (3) adjustments to remove the non-operational complexities of the Company's structure by adding back non-controlling interests and assuming all income of Artisan Partners Holdings is allocated to the Company. Management believes these non-GAAP measures provide more meaningful information to analyze the Company's profitability and efficiency between periods and over time. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to manage the Company.
Investors should consider the non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. The Company's non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures. The Company's non-GAAP measures are as follows:

•
Adjusted net income represents net income excluding the impact of (1) pre-offering related compensation, as defined below and (2) net gain (loss) on the valuation of contingent value rights, and reflects income taxes as if all outstanding units of Artisan Partners Holdings and convertible preferred shares of the Company were exchanged for or converted into Class A common stock of the Company on a one-for-one basis. Assuming the full exchange and conversion, all income of Artisan Partners Holdings is treated as if it were allocated to the Company, and the adjusted provision for income taxes represents an estimate of income tax expense at an effective rate of 35.8% reflecting assumed federal, state, and local income taxes.

•
Adjusted net income per adjusted share is calculated by dividing adjusted net income (loss) by adjusted shares. The number of adjusted shares is derived by assuming the exchange of all outstanding units of Artisan Partners Holdings and the conversion of all outstanding convertible preferred shares for or into Class A common stock of the Company on a one-for-one basis.

•	Adjusted operating income represents the operating income (loss) of the consolidated company excluding pre-offering related compensation, as defined below.

•	Adjusted operating margin is calculated by dividing adjusted operating income (loss) by total revenues.

•
Adjusted EBITDA represents income (loss) before income taxes, interest expense and depreciation and amortization, adjusted to exclude the impact of net income (loss) attributable to non-controlling interests, pre-offering related compensation, as defined below, and the net gain (loss) on the valuation of contingent value rights.

•
For the three months ended June 30, 2013, "pre-offering related compensation" includes the amortization of unvested Class B common units of Artisan Partners Holdings that were granted before the Company's initial public offering, which closed on March 12, 2013. For the three months ended March 31, 2013 and six months ended June 30, 2013, "pre-offering related compensation" includes (in addition to the items referred to in the next sentence) (1) compensation expense triggered by the Company's initial public offering, (2) expense related to Class B common units of Artisan Partners Holdings that were modified as a result of the initial public offering and (3) the amortization of unvested Class B common units of Artisan Partners Holdings that were granted before the initial public offering. For the three months ended June 30, 2012 and March 31, 2013 and the six months ended June 30, 2012 and 2013, pre-offering related compensation also includes (1) distributions to the Class B partners of Artisan Partners Holdings, (2) redemptions of Class B common units and (3) changes in the value of Class B liability awards, in each case occurring during the respective period.

Exhibit 3

Artisan Partners Asset Management Inc.
Condensed Consolidated Statements of Financial Condition
(unaudited; in millions)

	As of
	June 30,	December 31,
	2013	2012
Assets
Cash and cash equivalents	$257.4	$141.2
Accounts receivable	53.8	46.0
Investment securities	22.2	15.2
Deferred tax assets	64.5	—
Assets of consolidated investment products	76.1	67.0
Other	17.0	18.2
Total assets	$491.0	$287.6

Liabilities and equity (deficit)
Accounts payable, accrued expenses, and other	$120.5	$57.6
Borrowings	200.0	290.0
Class B liability awards	—	225.2
Contingent value rights	22.0	—
Amounts payable under tax receivable agreements	53.6	—
Liabilities of consolidated investment products	32.7	30.3
Total liabilities	428.8	603.1

Redeemable preferred units	—	357.2

Total equity (deficit)	62.2	(672.7)
Total liabilities and equity (deficit)	$491.0	$287.6

Exhibit 4
Artisan Partners Asset Management Inc.
Assets Under Management
(unaudited; in millions)

	For the Three Months Ended			% Change from
	June 30,	March 31,	June 30,	March 31,	June 30,
	2013	2013	2012	2013	2012

Beginning assets under management	$83,178	$74,334	$66,493	11.9%	25.1%
Gross client cash inflows	4,970	6,324	4,342	(21.4)%	14.5%
Gross client cash outflows	(3,556)	(4,138)	(2,980)	14.1%	(19.3)%
Net client cash flows	1,414	2,186	1,362	(35.3)%	3.8%
Market appreciation (depreciation)	1,199	6,658	(3,783)	(82.0)%	131.7%
Ending assets under management	$85,791	$83,178	$64,072	3.1%	33.9%
Average assets under management	$85,341	$79,152	$63,637	7.8%	34.1%

	For the Six Months Ended			% Change from
	June 30,	June 30,		June 30,
	2013	2012		2012

Beginning assets under management	$74,334	$57,104		30.2%
Gross client cash inflows	11,294	8,750		29.1%
Gross client cash outflows	(7,694)	(5,992)		(28.4)%
Net client cash flows	3,600	2,758		30.5%
Market appreciation (depreciation)	7,857	4,210		86.6%
Ending assets under management	$85,791	$64,072		33.9%
Average assets under management	$82,258	$63,263		30.0%

Exhibit 5

Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Three Months Ended	By Investment Team						By Vehicle
	Global Equity	U.S. Value	Growth	Global Value	Emerging Markets	Total	Artisan Funds & Artisan Global Funds	Separate Accounts	Total
June 30, 2013
Beginning assets under management	$22,082	$19,248	$16,869	$23,214	$1,765	$83,178	$45,684	$37,494	$83,178
Gross client cash inflows	1,207	1,144	1,184	1,405	30	4,970	3,781	1,189	4,970
Gross client cash outflows	(1,175)	(1,046)	(790)	(505)	(40)	(3,556)	(2,429)	(1,127)	(3,556)
Net client cash flows	32	98	394	900	(10)	1,414	1,352	62	1,414
Market appreciation (depreciation)	75	236	503	545	(160)	1,199	533	666	1,199
Transfers	—	—	—	—	—	—	(51)	51	—
Ending assets under management	$22,189	$19,582	$17,766	$24,659	$1,595	$85,791	$47,518	$38,273	$85,791
Average assets under management	$22,585	$19,334	$17,374	$24,324	$1,724	$85,341	$47,042	$38,299	$85,341

March 31, 2013
Beginning assets under management	$20,092	$16,722	$14,692	$19,886	$2,942	$74,334	$39,603	$34,731	$74,334
Gross client cash inflows	1,540	1,116	1,410	1,994	264	6,324	4,570	1,754	6,324
Gross client cash outflows	(908)	(924)	(569)	(343)	(1,394)	(4,138)	(2,222)	(1,916)	(4,138)
Net client cash flows	632	192	841	1,651	(1,130)	2,186	2,348	(162)	2,186
Market appreciation (depreciation)	1,358	2,334	1,336	1,677	(47)	6,658	3,733	2,925	6,658
Transfers	—	—	—	—	—	—	—	—	—
Ending assets under management	$22,082	$19,248	$16,869	$23,214	$1,765	$83,178	$45,684	$37,494	$83,178
Average assets under management	$21,270	$18,157	$16,144	$21,720	$1,861	$79,152	$43,205	$35,947	$79,152

June 30, 2012
Beginning assets under management	$18,499	$16,940	$13,615	$14,648	$2,791	$66,493	$36,064	$30,429	$66,493
Gross client cash inflows	750	1,138	1,219	1,090	145	4,342	3,183	1,159	4,342
Gross client cash outflows	(1,128)	(911)	(686)	(201)	(54)	(2,980)	(2,084)	(896)	(2,980)
Net client cash flows	(378)	227	533	889	91	1,362	1,099	263	1,362
Market appreciation (depreciation)	(857)	(1,011)	(986)	(636)	(293)	(3,783)	(2,145)	(1,638)	(3,783)
Transfers	—	—	—	—	—	—	(74)	74	—
Ending assets under management	$17,264	$16,156	$13,162	$14,901	$2,589	$64,072	$34,944	$29,128	$64,072
Average assets under management	$17,362	$16,155	$13,237	$14,265	$2,618	$63,637	$34,653	$28,984	$63,637

Exhibit 6

Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Six Months Ended	By Investment Team						By Vehicle
	Global Equity	U.S. Value	Growth	Global Value	Emerging Markets	Total	Artisan Funds & Artisan Global Funds	Separate Accounts	Total
June 30, 2013
Beginning assets under management	$20,092	$16,722	$14,692	$19,886	$2,942	$74,334	$39,603	$34,731	$74,334
Gross client cash inflows	2,747	2,259	2,595	3,399	294	11,294	8,351	2,943	11,294
Gross client cash outflows	(2,083)	(1,970)	(1,359)	(848)	(1,434)	(7,694)	(4,651)	(3,043)	(7,694)
Net client cash flows	664	289	1,236	2,551	(1,140)	3,600	3,700	(100)	3,600
Market appreciation (depreciation)	1,433	2,571	1,838	2,222	(207)	7,857	4,266	3,591	7,857
Transfers	—	—	—	—	—	—	(51)	51	—
Ending assets under management	$22,189	$19,582	$17,766	$24,659	$1,595	$85,791	$47,518	$38,273	$85,791
Average assets under management	$21,931	$18,746	$16,761	$23,028	$1,792	$82,258	$45,130	$37,128	$82,258

June 30, 2012
Beginning assets under management	$16,107	$15,059	$10,893	$12,546	$2,499	$57,104	$30,843	$26,261	$57,104
Gross client cash inflows	1,628	2,305	2,443	2,100	274	8,750	6,133	2,617	8,750
Gross client cash outflows	(2,132)	(1,674)	(1,438)	(474)	(274)	(5,992)	(4,051)	(1,941)	(5,992)
Net client cash flows	(504)	631	1,005	1,626	—	2,758	2,082	676	2,758
Market appreciation (depreciation)	1,661	466	1,264	729	90	4,210	2,147	2,063	4,210
Transfers	—	—	—	—	—	—	(128)	128	—
Ending assets under management	$17,264	$16,156	$13,162	$14,901	$2,589	$64,072	$34,944	$29,128	$64,072
Average assets under management	$17,526	$16,225	$12,894	$13,944	$2,674	$63,263	$34,347	$28,916	$63,263

Exhibit 7

Artisan Partners Asset Management Inc.
Investment Strategy AUM and Gross Composite Performance 1
As of June 30, 2013
(unaudited)

	Inception	Strategy AUM	Value-Added [2] (bps)
Investment Team and Strategy	Date	(in $MM)	1 YR	3 YR	5 YR	10 YR	Inception
Global Equity Team		(unaudited; in millions)
Non-U.S. Growth Strategy	1/1/1996	$20,617	387	617	405	293	681
Non-U.S. Small-Cap Growth Strategy	1/1/2002	$1,369	1,200	659	460	575	598
Global Equity Strategy	4/1/2010	$195	1,755	953	N/A	N/A	878
Global Small-Cap Growth Strategy [3]	7/1/2013	$8	N/A	N/A	N/A	N/A	N/A

U.S. Value Team
U.S. Mid-Cap Value Strategy	4/1/1999	$13,204	289	83	290	327	608
U.S. Small-Cap Value Strategy	6/1/1997	$4,146	(749)	(518)	(33)	223	523
Value Equity Strategy	7/1/2005	$2,232	(142)	(103)	33	N/A	100

Growth Team
U.S. Mid-Cap Growth Strategy	4/1/1997	$13,775	(380)	292	348	172	608
U.S. Small-Cap Growth Strategy	4/1/1995	$1,949	(56)	571	453	126	99
Global Opportunities Strategy	2/1/2007	$2,010	513	935	780	N/A	683

Global Value Team
Non-U.S. Value Strategy	7/1/2002	$13,771	972	748	1,099	672	747
Global Value Strategy	7/1/2007	$10,887	1,175	821	1,001	N/A	703

Emerging Markets Team
Emerging Markets Strategy	7/1/2006	$1,595	(292)	(455)	(297)	N/A	(124)

Total Assets Under Management [4]		$85,791

______________________________________
1 We measure the results of our "composites", which represent the aggregate performance of all discretionary client accounts, including mutual funds, invested in the same strategy except those accounts with respect to which we believe client-imposed socially based restrictions may have a material impact on portfolio construction and those accounts managed in a currency other than U.S. dollars (the results of these accounts, which represented approximately 8% of our assets under management at June 30, 2013, are maintained in separate composites, which are not presented in these materials).
2 Value-added is the amount in basis points by which the average annual gross composite return of each of our strategies has outperformed the market index most commonly used by our clients to compare the performance of the relevant strategy for the periods presented and since its inception date. The market indices used to compute the value added since inception date for each of our strategies are as follows: Non-U.S. Growth strategy—MSCI EAFE® Index; Non-U.S. Small-Cap Growth strategy—MSCI EAFE® Small Cap Index; Global Equity strategy—MSCI ACWI® Index; Global Small-Cap Growth strategy—MSCI ACWI® Small Cap Index; U.S. Small-Cap Value strategy—Russell 2000® Index; U.S. Mid-Cap Value strategy—Russell Midcap® Index; Value Equity strategy—Russell 1000® Index; U.S. Mid-Cap Growth strategy—Russell Midcap® Index; Global Opportunities strategy—MSCI ACWI® Index; U.S. Small-Cap Growth strategy—Russell 2000® Index; Non-U.S. Value strategy—MSCI EAFE® Index; Global Value strategy—MSCI ACWI® Index; Emerging Markets strategy—MSCI Emerging Markets IndexSM.
3 Global Small-Cap Growth strategy's composite inception date is 7/1/2013 for the purposes of calculating strategy performance. The strategy began investment operations on June 25, 2013.
4 Includes an additional $33.2 million in assets managed in a portfolio not currently made available to investors other than our employees to evaluate its potential viability as a strategy to be offered to clients.